EXHIBIT 99.1

Renavotio, Inc. Continues its Strategy to Uplist to A Senior Exchange

Tulsa, OK – Newsfile Corp. – November 2, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries, announced today that the Company continues its process to uplist to a national exchange. The Company has retained Sichenzia, Ross, Ference LLP as legal counsel to facilitate the process and to prepare the application to uplist to a national exchange.

Sichenzia Ross Ference LLP is a top-ranked New York City based securities law firm and one of the most active in the United States. The firm’s client-base range from start-ups to established listed companies on NASDAQ, the New York Stock Exchange, and international markets. The firm’s attorneys specialize in advising clients in private placements, initial (IPOs) and secondary public offerings, mergers and acquisitions (M&A), preparing SEC filings and listing to major stock exchanges such as the NYSE (New York Stock Exchange), NASDAQ and OTC markets.

“Over the past year and a half, the Company has made acquisitions as well as identify future growth opportunities to maintain and continue our planned goals. We will be optimally positioned to capitalize on our go-to-market, carefully matching our capital needs to maximize growth. We believe a listing on a national exchange will open more doors to a larger pool of investors to help increase shareholder value. We are excited to retain Sichenzia Ross Ference LLP as our securities legal advisors. We continue to complete the vision we laid out when we began this journey together with our shareholders.” stated Billy Robinson, CEO and Chairman of the Company.

The Company intends to take all actions to meet the listing requirements of a national exchange. However, there can be no assurance that the Company’s application will be approved and if it is approved, that the Company will continue to meet the listing requirements of a national exchange.

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, the internet of all thing, (“ IoT”), water, waste management technology, and related industries. The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

1

For additional information on Renavotio, please visit: www.renavotio.com.

To receive Renavotio updates via e-mail, subscribe at https://renavotio.com/contact/

Renavotio is on Twitter. Sign up to follow @Renavotio at http://twitter.com/Renavotio.

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether the Company will be successful and fulfill its stated goals. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email:brobinson@renavotio.com
Telephone: 1-888-928-1312

2